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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 19, 2004


                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                        State of Incorporation: Minnesota
                 I.R.S. Employer Identification No.: 41-1526554

         Address of principal executive offices: 2575 University Ave. W.
                                                 St. Paul, Minnesota 55114

                        Telephone Number: (651) 603-3700


                                   ----------



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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 19, 2004, Synovis Life Technologies, Inc. (Synovis) issued a press release announcing its earnings for the three and six months ended April 30, 2004.

Second-quarter consolidated net revenue was $13.7 million compared to $15.3 million in the year-earlier period. Operating income declined to $644,000 from $1.9 million in the year-ago quarter. The company posted net income of $483,000, or four cents per diluted share, versus $1.2 million or twelve cents per diluted share, in the second quarter of fiscal 2003.

First half consolidated net revenue was $25.3 million compared to $27.8 million in the year-earlier period. Operating income was $1.2 million compared to $3.1 million in the year-ago first half. Consolidated net income was $902,000, or eight cents per diluted share in the first half of fiscal 2004 compared to $3.1 million or twenty cents per diluted share in the year-earlier period.

SURGICAL BUSINESS

Surgical business revenue increased 5 percent in the second quarter to $6.6 million from $6.3 million in the year-ago period. The gross margin of 66 percent was three percentage points higher than the year-earlier quarter. Second-quarter operating income was $967,000 compared to $1.1 million in the same period last year. The surgical business develops, manufactures and markets implantable biomaterial products, tools to facilitate cardiovascular surgeries and products for microsurgery. Peri-Strips, a patent-protected biomaterial device, again led surgical product sales by contributing net revenue of $2.8 million in the second quarter, virtually the same as the prior-year period. Microsurgery product revenue, primarily Coupler sales, increased 49% over the prior-year period to $513,000.

INTERVENTIONAL BUSINESS

Interventional business revenue declined to $7.1 million in the 2004 second quarter from $9.0 million in the same period last year. The second-quarter gross margin was 18 percent, an 11 percentage point from 29 percent in the prior-year quarter. Applied overhead per labor hour increased substantially as a result of lower-than-expected revenue and labor hours, driving the gross margin down. The quarterly operating loss was $323,000, versus operating income of $814,000 in the prior-year quarter. The interventional business develops, prototypes, manufactures and assembles components and deices. This business specializes in micro-components, such as coils, helices, stylets, guidewires and complex micro-wire, polymer and machined components for the interventional medical device industry. Most interventional products are used by manufacturers in devices for cardiac rhythm management; devices used in neurostimulation and vascular procedures also represent significant markets.



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SYNOVIS LIFE TECHNOLOGIES, INC.
Condensed Consolidated Results of Operations (unaudited)
(In thousands, except per share data)

                                                 Three Months Ended                 Six Months Ended
                                                      April 30                           April 30
                                               2004             2003              2004              2003
                                           -------------    -------------     -------------    -------------
Net revenue                                $      13,743    $      15,298     $      25,262    $      27,767
Cost of revenue                                    8,098            8,731            13,999           15,758
Gross margin                                       5,645            6,567            11,263           12,009
Gross margin percentage                               41%              43%               45%              43%
Selling, general and
     administrative                                4,091            3,610             8,248            6,981
Research and development                             910            1,053             1,804            1,914
Operating income                                     644            1,904             1,211            3,114
Interest, net                                         58               (2)              125               (1)
Income before provision for
     income taxes                                    702            1,902             1,336            3,113

Provision for income taxes                           219              655               434            1,073

Net income                                 $         483    $       1,247     $         902    $       2,040

Basic earnings per share                   $        0.04    $        0.13     $        0.08    $        0.21
Diluted earnings per share                 $        0.04    $        0.12     $        0.08    $        0.20


Weighted average basic shares
     outstanding                                  11,497            9,689            11,478            9,647
Weighted average diluted shares
     outstanding                                  11,992           10,211            12,017           10,135


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Business Segment Information (unaudited)
(In thousands)

                                     Three Months Ended                Six Months Ended
                                         April 30                          April 30
                                  2004              2003             2004                2003
                              -------------     -------------    -------------     -------------
Net revenue
    Surgical business         $       6,614     $       6,326    $      13,300     $      12,396
    Interventional business           7,129             8,972           11,962            15,371
                              -------------     -------------    -------------     -------------
    Total                     $      13,743     $      15,298    $      25,262     $      27,767

Gross margin
    Surgical business         $       4,358     $       4,007    $       8,703     $       7,958
    Interventional business           1,287             2,560            2,560             4,051
                              -------------     -------------    -------------     -------------
    Total                             5,645     $       6,567    $      11,263     $      12,009

Gross margin percentage
    Surgical business                    66%               63%              65%               64%
    Interventional business              18%               29%              21%               26%
    Total                                41%               43%              45%               43%

Operating income
    Surgical business         $         967     $       1,090    $       1,491     $       2,202
    Interventional business            (323)              814             (589)              912
                              -------------     -------------    -------------     -------------
    Total                     $         644     $       1,904    $         902     $       3,114


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Condensed Consolidated Balance Sheets (unaudited)
As of April 30, 2004, and October 31, 2003
(in thousands, except share and per share data)

                                                                  April 30,      October 31,
                                                                    2004            2003
                                                                -------------   -------------
ASSETS
Current assets:
Cash and cash equivalents                                       $      20,070   $      44,102
Short-term investments                                                 20,958              --
Accounts receivable, net                                                6,765           6,541
Inventories                                                            11,710          10,849
Other                                                                   1,996           1,891
                                                                -------------   -------------
    Total current assets                                               61,499          63,383


Property, plant and equipment, net                                     12,643          10,559
Goodwill and other intangible assets, net                               6,868           6,892
Other                                                                      11              11
                                                                -------------   -------------
    Total assets                                                $      81,021   $      80,845
                                                                =============   =============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses                           $       4,391   $       5,903
Current maturities of long-term obligations                               226             281
                                                                -------------   -------------
    Total current liabilities                                           4,617           6,184


Long-term obligations and deferred income taxes                           568             599
                                                                -------------   -------------

    Total liabilities                                                   5,185           6,783
                                                                -------------   -------------


Shareholders' equity:
Preferred stock: authorized 5,000,000 shares of $.01 par
     value; none issued or outstanding at both dates                       --              --

Common stock: authorized 20,000,000 shares of $.01 par value;
     issued and outstanding, 11,501,839 and 11,435,638
     at April 30, 2004 and October 31, 2003, respectively                 115             114
Additional paid-in capital                                             70,827          69,956
Retained earnings                                                       4,894           3,992
                                                                -------------   -------------
    Total shareholders' equity                                         75,836          74,062
                                                                -------------   -------------
    Total liabilities and shareholders' equity                  $      81,021   $      80,845
                                                                =============   =============



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

         (99.1) Synovis Life Technologies, Inc. News Release dated May 19, 2004.


ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 19, 2004, Synovis Life Technologies, Inc. (Synovis) issued a press release announcing its earnings for the three and six months ended April 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1, and is furnished in accordance with Item 12 of Form 8-K. In accordance with General Instruction B.6. of Form 8-K, all of the information in this Item and the accompanying exhibit shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Synovis will also publish the press release, including the supplemental information contained therein, on its website at www.synovislife.com.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SYNOVIS LIFE TECHNOLOGIES, INC.

                                   By: /s/ Connie L. Magnuson
                                      -------------------------------
May 19, 2004                          Connie L. Magnuson
                                      Vice-President of Finance, Chief
                                      Financial Officer and Corporate Secretary